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                                   EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
The Sherwin-Williams Company
Cleveland, Ohio

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-28585) pertaining to The Sherwin-Williams Company 1984 Stock Plan, the Registration Statement (Form S-8 No. 33-52227) pertaining to The Sherwin-Williams Company 1994 Stock Plan, the Post-Effective Amendment Number 5 to the Registration Statement (Form S-8 No. 2-80510) pertaining to The Sherwin-Williams Company Employee Stock Purchase and Savings Plan, and the Registration Statement (Form S-3 No. 33-22705) of The Sherwin-Williams Company and in the related prospectuses of our report dated January 19, 1995, with respect to the consolidated financial statements and schedule of The Sherwin-Williams Company included in the Annual Report (Form 10-K) for the year ended December 31, 1994.



/s/ Ernst & Young LLP

CLEVELAND, OHIO
MARCH 10, 1995

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